NUMBER

CERT.

SIGNAL GENETICS, INC.

SHARES

********** **********

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
$0.01 PAR VALUE COMMON STOCK

COMMON STOCK
CUSIP 999999ZZ9

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
SIGNAL GENETICS, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:________________________
AUTHORIZED SIGNATURE

President & Secretary